Exhibit 99.1

CafePress Announces Additional Expense Management Initiatives

LOUISVILLE, Ky. – CafePress Inc. (NASDAQ: PRSS) (the “Company”) announced that it has concluded several cost reduction initiatives designed to unlock sustainable savings opportunities and maximize operating efficiencies. These initiatives are complementary to the previously announced business divestitures that have significantly streamlined the business and strengthened its balance sheet. CafePress’ expense reduction initiatives span the Company’s operations and are strategic to achieving its goal of stabilizing, optimizing and energizing the business over time.

Specifically, the Company announced that it intends to move its Bay Area operations into a smaller facility and has therefore entered into a lease termination agreement regarding its current office space in San Mateo, California. Separately, CafePress announced the transition of its independent registered public accounting firm. Effective immediately, BDO USA, LLP will become the Company’s certifying accountant, maintaining high-quality service with lower associated fees.

“We are taking swift and meaningful action to implement cost reductions that we believe will be instrumental to our ongoing commitment to optimize our business and drive sustainable profitability. We are targeting structural cost-saving opportunities that we believe will right-size our business and better align our expenses with revenues,” said Fred Durham, Chief Executive Officer.

While the full positive impact of these changes may not be realized until 2016 or later, the Company anticipates meaningful reductions in its General and Administrative expense run-rate. CafePress will make public filings regarding these initiatives as appropriate.

Notice Regarding Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the goals of the cost reduction initiatives, the services to be provided to the Company by its new certifying accountant, that the cost reductions will be instrumental to the Company‘s commitment to optimizing its business and driving sustainable profitability, the structural cost-savings opportunities the Company is targeting and its belief that they will right-size the business and better align the Company‘s expenses with revenues, and the Company‘s estimates as to the percentage reduction in its expense run-rate are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, risks relating to the Company’s ability to compete effectively, economic downturns, and the impact of seasonality on the Company’s business. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC, and in other reports filed by the Company with the SEC from time to time. These forward-looking statements speak only as of the date hereof. CafePress disclaims any intention or obligation to update or revise any forward-looking statements

About CafePress (PRSS):

CafePress is passionate about helping individuals forge connections and celebrate their identities, interests and obsessions through unique products and content.

Our customers include people from all walks of life who are drawn to products that are emotional, inspirational and motivational. CafePress continues to enhance its assortment of designs, brands, images and base goods within its library of print-on-demand products. This expansion solidifies CafePress’ reputation as the ultimate resource for creating connections and bring-to-life creativity, opinions and passions. For more information, visit www.cafepress.com or connect with CafePress on Facebook, Twitter, Pinterest or YouTube.

CafePress Inc.

Media Relations:

Megan Marshall

804-461-9401

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Whitney Kukulka

415-489-2187

whitney@blueshirtgroup.com